SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of report (Date of earliest event reported): July 7, 2003

BELLACASA PRODUCTIONS, INC.
Commission file number 000-49707
A Nevada Corporation	I.R.S. Employer Identification No. 58-2412118
914E Lake Destiny Road, Altamonte Springs, Florida 32714

ITEM 6 - Resignation of Registrant's Directors

On July 7, 2003, Mr. Ronald W. Gray resigned as a member of our board of directors. He also resigned his position as our president.

On July 18, 2003, our board of directors accepted Mr. Gray’s resignations and elected Mr. Richard Gagne to fill the vacancy on the board of directors. Mr. Gagne was then appointed president replacing Mr. Gray.

Mr. Gagne, age 57, has been retired since January 2003. For the previous five years, he was an officer of Capital Access Bureau, Inc., a financial consulting firm.

ITEM 7 - Exhibits

Exhibit 99.1    Gray Letter of resignation dated July 7, 2003.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bellacasa Productions, Inc.

By:	/s/ Richard L. Gagne

Richard L. Gagne President

Date:	July 18, 2003